UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2016 (May 18, 2016)

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-33139 (Commission File Number)	20-3530539 (I.R.S. Employer Identification Number)
8501 Williams Road
Estero, Florida 33928
(Address of principal executive
offices, including zip code)

(239) 301-7000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	On May 18, 2016, Hertz Global Holdings, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”).

(b)	The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.
(i) The following directors were elected at the Annual Meeting and the voting for each director was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Carolyn N. Everson	305,082,743	12,896,176	1,113,306	44,163,456
Samuel J. Merksamer	293,193,448	24,791,802	1,106,975	44,163,456
Daniel A. Ninivaggi	306,819,393	11,160,252	1,112,580	44,163,456
David A. Barnes	316,770,586	1,196,667	1,124,972	44,163,456
Carl T. Berquist	306,377,266	11,556,560	1,158,399	44,163,456
Henry R. Keizer	316,804,993	1,161,140	1,126,092	44,163,456
Linda Fayne Levinson	303,930,382	14,045,584	1,116,259	44,163,456
John P. Tague	315,807,939	2,178,033	1,106,253	44,163,456

(ii) The named executive officers’ compensation was approved on an advisory basis by the following vote:

For	Against	Abstain	Broker Non-Votes
301,197,244	16,063,411	1,831,570	44,163,456

(iii) The approval of a potential amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split and authorize the Company’s Board of Directors to select the ratio of the reverse stock split as set forth in the amendment was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
357,942,797	4,062,746	1,250,138	44,163,456

(iv) The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2016 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
336,137,033	25,298,744	1,819,904	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016	HERTZ GLOBAL HOLDINGS, INC. (Registrant) By: /s/ Thomas C. Kennedy Name: Thomas C. Kennedy Title: Senior Executive Vice President and Chief Financial Officer